Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 30, 2012 on the consolidated financial statements of Clean Wind Energy Tower, Inc. as of December 31, 2011 and 2010 and for each of the two years ended December 31, 2011 and for the period from July 26, 2010 (date of inception) through December 31, 2011 which appear in this Registration Statement on Form S-1.

/s/ RBSM LLP

New York, New York

December 21, 2012